As filed with the Securities and Exchange Commission on October 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland	15601 Dallas Parkway, Suite 600 Addison, Texas 75001 (866) 655-3600	20-1862323
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Gerald J. Reihsen, III

Executive Vice President – Corporate Development & Legal and Secretary

Behringer Harvard Opportunity REIT I, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Seth K. Weiner, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia  30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.0001 par value per share	6,315,790 shares	$9.50	$60,000,005	$1,842

(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

Prospectus

Second Amended and Restated Distribution Reinvestment Plan
6,315,790 Shares

Behringer Harvard Opportunity REIT I, Inc. is a Maryland corporation that has elected to qualify as a real estate investment trust. The company invests in and operates commercial real estate or real estate related assets on an opportunistic basis. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets and submarkets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other properties. We may purchase existing or newly constructed properties or properties under development or construction, including multifamily properties for conversion into condominiums. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing.

We have established a Second Amended and Restated Distribution Reinvestment Plan (DRP) designed to provide existing holders of shares of our common stock with an economical and convenient method to designate the cash distributions on all or a portion of their shares for reinvestment in more shares through the DRP. Some of the significant features of the DRP are as follows:

•                  Our current stockholders may purchase additional shares, if desired, by automatically reinvesting all or a portion of their cash distributions in shares under the DRP.

•                  The purchase price for shares under the DRP is $9.50 per share.

•                  Stockholders may participate in the DRP by completing and executing a Distribution Modification Request Form or other appropriate authorization form. Distribution Modification Request Forms may be obtained at any time by calling Behringer Harvard Investment Services at (866) 655-3600 or by writing to them at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. If you are already enrolled in the DRP, no action is required.

•                  You may terminate your participation in the DRP at any time without penalty by delivering written notice to us. A withdrawal from participation in the DRP will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month, at which time distributions will be paid to you in cash.

•                  We will offer shares pursuant to the DRP until the earlier of October 26, 2012 or the date we sell all $60,000,005 worth of shares in this offering; provided, however, that we may extend this offering to the extent permitted by applicable law; provided, further, that our board of directors may amend the DRP for any reason by providing 30 days’ written notice to participants in the plan and may terminate the DRP for any reason by providing ten days’ written notice to participants in the plan.

•                  Cash distributions are still taxable even though they will be reinvested in our shares of common stock pursuant to the DRP.

•                  You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

The Offering:

	Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
Common Stock, $.0001 par value per share	6,315,790	$9.50	$60,000,005

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Behringer Harvard Opportunity REIT I, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

The date of this prospectus is October 26, 2007

PROSPECTUS SUMMARY

Behringer Harvard Opportunity REIT I, Inc.

Behringer Harvard Opportunity REIT I, Inc. is a Maryland corporation formed in November 2004 that has elected to qualify as a real estate investment trust (REIT) under federal tax law. Our overall investment objectives, in their relative order of importance, are:

•                  to realize growth in the value of our investments to enhance the value received upon our ultimate sale of such investments or the listing of our shares for trading on a national securities exchange;

•                  to preserve, protect and return (through our ultimate sale of our investments or the listing of our shares for trading on a national securities exchange) your capital contribution;

•                  to grow net cash from operations such that more cash is available for distributions to you; and

•                  to provide you with a return of your investment by beginning the process of liquidation and distribution within three to six years after the termination of our primary public offering of shares of our common stock or by listing the shares for trading on a national securities exchange. If we do not liquidate or obtain listing of the shares by the sixth anniversary of the termination of our primary public offering of shares of our common stock, we will make an orderly disposition of our assets and distribute the cash to you unless a majority of the board of directors and a majority of the independent directors extends such date.

We acquire and operate commercial real estate. In particular, we focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets and submarkets with higher volatility, lower barriers to entry and high growth potential. We may acquire office, industrial, retail, hospitality, recreation and leisure, multifamily and other properties. We may purchase existing or newly constructed properties or properties under development or construction, including multifamily properties for conversion into condominiums. Further, we may invest in real estate related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. We also may invest in collateralized mortgage-backed securities, mortgage, bridge or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. Our investment strategy is designed to provide investors with a geographically diversified portfolio of real estate assets. We plan to be opportunistic in our investments. Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Our toll free telephone number is (866) 655-3600. We sometimes refer to Behringer Harvard Opportunity REIT I, Inc. as Behringer Harvard Opportunity REIT I in this prospectus.

In September 2005, we commenced our initial public offering of shares of our common stock. As of October 10, 2007, we have sold approximately 48.1 million shares in the primary offering and approximately 742,000 shares through our distribution reinvestment plan, generating approximately $487.0 million in gross offering proceeds. As of October 10, 2007, we owned interests in 16 real estate properties located in eight states and the Bahamas and we were the mezzanine lender for two development properties located in two states.

Our Advisor

Our advisor is Behringer Harvard Opportunity Advisors I, LLC (Behringer Harvard Opportunity Advisors I), a Texas limited liability company formed in June 2007, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. On June 30, 2007, Behringer Harvard Opportunity Advisors I merged with and replaced our former advisor, Behringer Harvard Opportunity Advisors I LP, which had been our advisor since our inception.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter. We currently have five members on our board of directors. Three of the directors are independent of our advisor and have responsibility for reviewing its performance. Our directors are elected annually by the stockholders. Although we have executive officers who manage our operations, we do not have any paid employees. Except with respect to stock options that may be granted to our executive officers, only our non-employee directors are compensated for their services to us.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering up to 6,315,790 shares of our common stock to our existing stockholders pursuant to the DRP at a price of $9.50 per share. We will offer shares pursuant to the DRP until the earlier of October 26, 2012 or the date we sell all $60,000,005 worth of shares in this offering; provided, however, that we may extend this offering to the extent permitted by applicable law; provided, further, that our board of directors may amend the DRP for any reason by providing 30 days’ written notice to participants in the plan and may terminate the DRP for any reason by providing ten days’ written notice to participants in the plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which the registration is not renewed annually and the offering is not otherwise exempt from registration.

Second Amended and Restated Distribution Reinvestment Plan

The prospectus describes our DRP pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of your participation in our DRP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. We may terminate the DRP in our discretion at any time upon ten days’ written notice to plan participants.

Use of Proceeds

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate related securities, payment of fees and other costs, repayment of debt, and funding for our share redemption program.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission (SEC), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Reports on Form 10-Q for the first and second quarters of 2007, our 2007 proxy statement, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the DRP

The DRP is designed to offer to our existing stockholders a simple and convenient method of purchasing additional shares by reinvesting cash distributions.  We will use the proceeds received from sales of the shares for general corporate purposes, including investment in real estate and real estate related securities, payment of fees and other costs, repayment of debt, and funding for our share redemption program.

How to Enroll in the DRP

You can participate in the DRP if you currently own shares of our common stock and the shares are registered in your name. If you have stock registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRP, you will need to arrange for that entity to transfer ownership of the shares to you.

You may join the DRP at any time by completing and executing a Distribution Modification Request Form or other appropriate authorization form and returning it to BEHRINGER HARVARD INVESTMENT SERVICES at:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001. Distribution Modification Request Forms may be obtained at any time by calling (866) 655-3600 or by writing to the address specified above. If you are already enrolled in the DRP, no action is required.

You will remain a participant of the DRP until you deliver to us written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Your Participation in the DRP”).

Eligible stockholders may join the DRP at any time. Participation in the DRP will commence with the next distribution payable after receipt of your election to participate, provided it is received at least ten days prior to the last day of the month to which such distribution relates.

Reinvestment of Your Distributions

If you choose to participate in the DRP, we will apply cash distributions on the shares of stock registered in your name to purchase additional shares for you directly from us. Participants generally are required to have the full amount of their cash distributions with respect to all shares of stock owned by them reinvested pursuant to the DRP. However, we have the sole discretion, upon the request of a DRP participant, to accommodate such participant’s request for less than all of its securities to be subject to participation in the DRP.

The distributions paid on shares acquired through the DRP will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Source and Purchase Price of the Shares

There is no public trading market for our shares. The shares may be purchased under the DRP at a price equal to $9.50 per share. Our board of directors arbitrarily determined the selling price of the shares to be issued under the DRP, which is the same offering price as the shares issued under our prior distribution reinvestment plan, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. The selling price may not be indicative of the price at which the shares may trade if they were listed on an exchange or of the proceeds that a stockholder may receive if we liquidated or dissolved.

When Shares Will Be Purchased

Shares will be purchased for you under the DRP on the record date for the distribution used to purchase the shares. We intend to pay distributions monthly.

Cost of Participating in the Program

You will not incur any brokerage commissions or service charges when purchasing shares under the DRP.

Tracking Your Investment

Within 60 days after the end of each fiscal quarter, we will mail you a statement of account describing your distributions received during the quarter, the number of shares purchased during the quarter and during the calendar year pursuant to the DRP, and the per share purchase price for such shares. Each statement shall also advise you that you are required to notify us in the event that there is any material change in your financial condition or if any representation made by you under the Subscription Agreement for your initial purchase of shares becomes inaccurate. Tax information regarding your participation in the DRP will be sent to you at least annually.

Book-Entry Evidence for Shares Acquired Under the DRP

All shares of our common stock that you purchase through the reinvestment of distributions are recorded in your name on our books. No stock certificates will be issued because we do not issue stock certificates. The number of shares you hold in the DRP will be shown on your regular statement of account.

Selling Shares Acquired Under the DRP

You may sell the shares held in the DRP, and your other shares, at any time, subject to any restrictions set forth in our charter or that we may impose on the sale of shares to protect our status as a real estate investment trust. However, there is currently no liquid market for our shares and we do not expect one to develop.

Prior to the listing of the shares on a national stock exchange, your transfer of shares will terminate participation in the DRP with respect to such transferred shares as of the first day of the month in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates to us that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by us.

Terminating Your Participation in the DRP

You may terminate or modify your participation in the DRP at any time upon written notice to us. To be effective for any distribution, such notice must be received by us at least ten days prior to the last day of the month to which such distribution relates.

We may terminate your individual participation in the DRP at any time by ten days’ prior written notice.

After termination of your participation in the DRP, we will send you (1) a statement of account, and (2) a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRP will be sent directly to you or to such other party as you have designated pursuant to an authorization form or other documentation satisfactory to us.

Tax Consequences of Your Participation in the DRP

The reinvestment of distributions does not relieve you of any income tax which may be payable on such distributions. Distributions paid by us to you are treated as dividends to the extent that we have earnings and profits for federal income tax purposes.  Any amount distributed in excess of our earnings and profits is applied as a return of capital, which results in reduction in the adjusted basis of your shares. Once your adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

If you participate in the DRP, you will recognize taxable dividend income equal to the value of the shares received, even though you purchased shares and did not receive any cash. These deemed dividends will be treated as actual dividends paid from us to you and will retain the character and tax effects applicable to all dividends.  The shares received by you pursuant to the DRP will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

Tax-exempt stockholders, including IRAs, Keogh Plans, 401(k) plans and charitable remainder trusts, generally will not have to pay any taxes on distributions, including distributions reinvested under the DRP. However, if a tax-exempt stockholder borrows to acquire shares, or if we become a pension-held REIT, distributions can be taxable.

The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

The above discussion regarding the tax consequences of participating in the DRP is intended only as a general discussion of the current federal income tax consequences of participating in the DRP.  Since each stockholder’s financial situation is different, you should consult your individual tax advisor concerning any tax questions you may have about participation in the DRP.

Amendment or Termination of the DRP

Our board of directors may amend the DRP for any reason by providing 30 days’ written notice to plan participants and may terminate the DRP for any reason by providing ten days’ written notice to plan participants.

After termination of the DRP, we will send you (1) a statement of account, and (2) a check for the amount of any distributions in your account that have not been invested in shares. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRP will be sent directly to you or to such other party as you have designated pursuant to an authorization form or other documentation satisfactory to us.

Voting Rights of Shares Acquired Under the DRP

Shares in your DRP account will be voted as you direct. As a stockholder, you will receive a proxy card in connection with any annual or special meeting of stockholders.  This proxy will apply to all shares registered in your name, including all shares credited to your DRP account. You may also vote your shares, including those in your DRP account, in person at any annual or special meeting of stockholders.

Our Liability Under the DRP

Neither we nor any of our officers, directors, agents or employees shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for each participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which distributions are invested.

In addition, neither we nor any of our officers, directors, agents or employees shall be liable under the DRP for any act done in good faith, or for any good faith omission to act, including, without limitation, for any claims of liability (1) arising out of failure to terminate the participant’s participation in the DRP upon such participant’s death prior to the date of receipt of notice or (2) with respect to the time and prices at which shares are purchased for a participant.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (Securities Act), is against public policy and unenforceable. Indemnification of our directors, officers, employees, agents, advisor or our affiliates and any persons acting as a broker-dealer or authorized representative will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR YOU UNDER THE DRP.

Governing Law

The terms and conditions of the DRP and its operation shall be governed by the laws of the State of Maryland.

Contact for Answers to Questions Regarding the DRP

All inquiries regarding the DRP should be sent to:

BEHRINGER HARVARD INVESTMENT SERVICES

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(866) 655-3600

USE OF PROCEEDS

The proceeds raised pursuant to the DRP will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate related securities, payment of fees and other costs, repayment of debt, and funding for our share redemption program. We cannot predict with any certainty how much DRP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees and other accountable offering expenses, in our sole discretion.

PLAN OF DISTRIBUTION

We are offering a maximum of 6,315,790 shares to our current stockholders through the DRP. The shares are being offered at a price of $9.50 per share and we have no basis for estimating the number of shares that will be sold. We will not pay any selling commissions or dealer manager fees in connection with the sale of shares pursuant to the DRP.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated financial statements of Behringer Harvard Opportunity REIT I, Inc. and subsidiaries as of and for the years ended December 31, 2006 and 2005 and for the period from November 23, 2004 (date of inception) through December 31, 2004 and the related financial statement schedule incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses for Bent Tree Green and Las Colinas Commons for the year ended December 31, 2005 and statements of revenues and certain operating expenses of Santa Clara Tech Center, 5000 S. Bowen Road, Frisco Square and the Houston Portfolio for the year ended December 31, 2006 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), the financial statements of Kingsdell L.P. as of September 30, 2006 and December 31, 2005, for the period from January 1, 2006 through September 30, 2006, and for the years ended December 31, 2005 and 2004, and the financial statements of Colorado Hotel Holdings, LLC as of and for the years ended December 31, 2006 and 2005 incorporated in this prospectus by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.  The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the DRP is terminated comprise the incorporated documents:

(a)          The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-120847) filed with the SEC on November 30, 2004, as amended;

(b)         Our Annual Report on Form 10-K for the year ended December 31, 2006;

(c)          Our Current Report on Form 8-K filed with the SEC on January 5, 2007;

(d)         Our Current Report on Form 8-K filed with the SEC on February 6, 2007;

(e)          Our Current Report on Form 8-K filed with the SEC on February 7, 2007;

(f)            Our Current Reports on Form 8-K/A filed with the SEC on February 9, 2007;

(g)         Our Current Report on Form 8-K filed with the SEC on March 27, 2007;

(h)         Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2007;

(i)             Our Current Report on Form 8-K filed with the SEC on May 8, 2007;

(j)             Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed with the SEC on May 15, 2007;

(k)          Our Current Report on Form 8-K filed with the SEC on May 16, 2007;

(l)             Our Current Report on Form 8-K filed with the SEC on June 12, 2007;

(m)       Our Current Report on Form 8-K filed with the SEC on June 14, 2007;

(n)         Our Current Report on Form 8-K filed with the SEC on June 25, 2007;

(o)         Our Current Report on Form 8-K/A filed with the SEC on June 29, 2007;

(p)         Our Current Report on Form 8-K/A filed with the SEC on July 25, 2007;

(q)         Our Current Report on Form 8-K filed with the SEC on August 9, 2007;

(r)            Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the SEC on August 14, 2007;

(s)          Our Current Report on Form 8-K filed with the SEC on August 14, 2007;

(t)            Our Current Report on Form 8-K filed with the SEC on August 24, 2007;

(u)         Our Current Report on Form 8-K filed with the SEC on September 19, 2007;

(v)         Our Current Report on Form 8-K filed with the SEC on September 28, 2007;

(w)       Our Current Report on Form 8-K filed with the SEC on October 9, 2007;

(x)           Our Current Report on Form 8-K/A filed with the SEC on October 19, 2007;

(y)         Our Current Report on Form 8-K/A filed with the SEC on October 22, 2007; and

(z)           Our Current Report on Form 8-K filed with the SEC on October 25, 2007.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to BEHRINGER HARVARD INVESTMENT SERVICES, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3600.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. Therefore, we file reports and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including Behringer Harvard Opportunity REIT I) that file electronically with the SEC. The address of the SEC’s Web Site is http://www.sec.gov.

EXHIBIT A
SECOND AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN

Behringer Harvard Opportunity REIT I, Inc.

Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), has adopted this second amended and restated distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third-party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.                                       Election to Participate. Any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator. Participants generally are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2.                                       Distribution Reinvestment Plan. The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter. As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of the Company.

3.                                       General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)                                  Prior to the termination of the Company’s public offering of the Shares reserved for issuance under the Plan pursuant to the Company’s prospectus dated October 26, 2007, as thereafter amended or supplemented (the “DRP Offering”), the Administrator will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid.

(b)                                 After termination of the DRP Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (1) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (2) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan. Shares purchased on the Secondary Market as set forth in (2) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 95% of the market price for Shares on the investment date. Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the DRP Offering and any subsequent offering. If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available. However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price. Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the Administrator nor the Company is in any way obligated to do either.

(c)                                  No selling commission or dealer manager fee will be paid for Shares purchased pursuant to the Plan.

(d)                                 For each Participant, the Administrator will maintain an account which shall reflect for each month the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e)                                  Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants. Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(f)                                    Fractional Shares, computed to four decimal places, shall be purchased for each Participant account, if applicable. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4.                                       Distribution of Funds. In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants in respect of the purchase of Shares.

5.                                       Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of ten days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.                                       Suitability.

(a)                                  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)                                 For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

7.                                       Reports to Participants. Within 60 days after the end of each fiscal quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter and the calendar year pursuant to the Plan, and the per Share purchase price for such Shares. Each statement shall also advise the Participant that, in accordance with Paragraph 6(a) hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.                                       No Drawing. No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.                                       Taxes. Taxable Participants may incur a tax liability for Company Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

10.                                 Termination.

(a)                                  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)                                 Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the month in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)                                  The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)                                 After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (1) a statement of account in accordance with Paragraph 7 hereof, and (2) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

11.                                 State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state which imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.                                 Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, 15601 Dallas Parkway, Suite 600, Addison, Texas  75001, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

13.                                 Amendment. The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

14.                                 Governing Law. THIS PLAN AND PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND.

Prospectus

Second Amended and Restated Distribution Reinvestment Plan

6,315,790 Shares of Common Stock

ALPHABETICAL INDEX	PAGE
Cautionary Note Regarding Forward-Looking Statements	3
Experts	9
Incorporation of Certain Information by Reference	9
Legal Matters	9
Plan of Distribution	8
Prospectus Summary	1
Risk Factors	3
Second Amended and Restated Distribution Reinvestment Plan	A-1
Summary of Our Distribution Reinvestment Plan	4
Use of Proceeds	8
Where You Can Find Additional Information	10

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

October 26, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by Behringer Harvard Opportunity REIT I, Inc. (the “Registrant”), all of which will be paid by the Registrant. All amounts are estimates and assume the sale of 6,315,790 shares except the registration fee and the FINRA filing fee.

SEC Registration Fee	$1,842
FINRA Filing Fee	6,500
Printing and Postage Expenses	48,200
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	30,000
Blue Sky Fees and Expenses	25,000
Miscellaneous	2,458
Total expenses	$139,000

Item 15. Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the Registrant contains a provision that eliminates directors’ and officers’ liability subject to the limitations set forth in the charter and any applicable provisions under Maryland law. However, the charter does impose certain limits on the Registrant’s ability to exonerate and indemnify the Registrant’s directors and officers, as described below.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his service in that capacity. The Registrant’s charter does, however, impose certain limits on the Registrant’s ability to exonerate and indemnify the Registrant’s directors and officers, as described below. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Registrant’s charter provides that the Registrant shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Registrant in such capacity.

However, under the Registrant’s charter, the Registrant shall not indemnify or hold harmless its directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, unless all of the following conditions are met:  (1) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Registrant; (2) the directors, officers, employees, agents, advisor or affiliates were acting on behalf of or performing services of the Registrant; (3) such liability or loss was not the result of

(A) negligence or misconduct by the directors, excluding the independent directors, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (4) such indemnification or agreement to hold harmless is recoverable only out of the Registrant’s net assets and not from stockholders. In addition, notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by the Registrant for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:  (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Registrant funds to the directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:  (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant; (2) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (3) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

The Registrant also has purchased and maintains insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Registrant in accordance with the limits set forth in the Registrant’s charter.

Item 16. Exhibits

The list of exhibits filed as part of this Registration Statement on Form S-3 is submitted in the Exhibit Index following the signature pages herein.

Item 17. Undertakings

(a)                                  The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(b)                                 The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)                                  The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness;

provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(d)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)                                  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of October, 2007.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Robert M. Behringer
Robert M. Behringer, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Robert M. Behringer, Robert S. Aisner, Gerald J. Reihsen, III and Gary S. Bresky, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/	Robert M. Behringer	Chief Executive Officer, Chief	October 26, 2007
	Robert M. Behringer	Investment Officer, Director
(Principal Executive Officer)

/s/	Gary S. Bresky	Chief Financial Officer	October 26, 2007
	Gary S. Bresky	(Principal Financial Officer)

/s/	Kimberly Arianpour	Chief Accounting Officer	October 26, 2007
	Kimberly Arianpour	(Principal Accounting Officer)

/s/	Robert S. Aisner	Director	October 26, 2007
Robert S. Aisner

/s/	Barbara C. Bufkin	Director	October 26, 2007
Barbara C. Bufkin

/s/	Steven J. Kaplan	Director	October 26, 2007
Steven J. Kaplan

/s/	Terry L. Gage	Director	October 26, 2007
Terry L. Gage

EXHIBIT INDEX

Exhibit No.		Description

3.	1*

Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Pre-Effective Amendment No. 4 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on September 12, 2005)

3.	1(a)*

Articles of Amendment to Articles of Amendment and Restatement of the Registrant (previously filed in and incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form S-11, Commission File No. 333-120847, filed on July 6, 2006)

3.	2*	Bylaws of the Registrant (previously filed in and incorporated by reference to Registration Statement on Form S-11, Commission File No. 333-120847, filed on November 30, 2004)

4.	1	Second Amended and Restated Distribution Reinvestment Plan (included as Exhibit A to prospectus)

5.	1	Opinion of Venable LLP as to legality of securities

23.	1	Consent of Venable LLP (included in Exhibit 5.1)

23.	2	Consent of Deloitte & Touche LLP

23.	3

Consent of Deloitte & Touche LLP relating to the Statements of Revenues and Certain Operating Expenses of Bent Tree Green, Las Colinas Commons, Santa Clara Tech Center, 5000 S. Bowen Road, Frisco Square and the Houston Portfolio and the financial statements of Kingsdell L.P. and of Colorado Hotel Holdings, LLC

24.	1	Power of Attorney (included on the signature page of the registration statement)

99.	1	Form of Distribution Modification Request Form

*   Previously filed.